Exhibit 99.1

Good afternoon, everybody. I’ve only got 15 minutes, but I have like 60 slides I want to go through, so I may talk fast because there’s a lot to cover. My message to you is that I know you might be depressed. You might even have friends who’ve given up on crypto, but keep in mind this is still very early days for crypto. I think the best days of crypto are ahead. So I want to cover this in a few parts.

The first is I want to talk about why gold kind of won 2025. But I think this is the year that Bitcoin is going to resume its narrative as a store of value. The second is that crypto still has multiple adoption drivers and why I think Ethereum is going to be one of the central casting characters. And then the third part, which again, in 15 minutes I’m going to cover three things, is why there’s the rise of dominant DATs and why Bitmine is probably your best way to have exposure to Ethereum.

Okay, so gold won 2025. If you think about this, both are stores of value, but gold rose 73% in the past year, while Bitcoin is down 29%. And I think this caused a lot of people to throw in the towel around Bitcoin, and I think it’s part of the reason why we’re in a mini winter. There’s five reasons gold can do well. The first is geopolitical uncertainty, but in that scenario crypto should do well. The second is dovish central banks, and in that scenario crypto should do well. The third is currency debasement, which has been happening, and again gold does well and crypto does well. But there’s two other scenarios where crypto won’t keep up with gold. One is if there’s a lot of price momentum in precious metals, and the second is if there’s a loss in the fiat system entirely because, as you know, Bitcoin is digital money, and if we stop using money altogether, Bitcoin is not going to outperform. So I think that this is the scenario that took place. And so the question is, are we at the end of that period?

One way to think of it is I think it’s probably near peak gold. Gold today has a $41 trillion total market value. That means it’s bigger than the S&P 500. In fact, it’s the same size as the entire Asian stock market. And here I’m highlighting that just the intraday moving gold on January 31st was $5.2 trillion. That’s four times the size of Bitcoin itself. So gold has gotten so big that when gold makes big moves like that, it’s going to trigger margin calls everywhere else. And I think if you’re wondering why Bitcoin got clobbered this year, I think it has to do with the fact that gold has just gotten so big. But here’s the thing: is gold a good store of value?

Well, since 1971, I’ve plotted gold’s return versus inflation on a three-year rolling basis. And every time it’s red, gold did worse than inflation. Forty-eight percent of the time in the last 50 years, gold has not stored value; it’s done worse than inflation. And then since Bitcoin was created, Bitcoin has only underperformed inflation five months out of 160 months, which means 3% of the time. But in that same period of time, gold underperformed inflation 44% of the time. So again, I think you don’t want to lose hope in Bitcoin. It’s been a better store of value than gold, even though gold has looked better in the past year.

So if you ask me in 2026, I think gold is going to underperform Bitcoin. But I think crypto can’t turn around until Bitcoin turns around, and I think Bitcoin can’t turn around until gold actually starts to underperform, which again I think is this year.

And so let’s turn to Ethereum. A lot of people are frustrated, but keep in mind Ethereum since 2018 has fallen more than 50% eight times. In fact, last year Ethereum fell 64% from January to March. But eight of eight times, Ethereum’s had a V-shaped bottom. So it’s recovered 100% of the time within almost the same speed it fell. So if you ask me, I don’t think anything’s changed. Is Ethereum going to have a V-shaped bottom after this decline? Yes. But obviously, your question is, has Ethereum bottomed at 1890? At Bitmine we work with Tom DeMark, who is, I think, one of the best market timers. He says that Ethereum just needs to touch 1890 again, which he calls an undercut, and then that would be a perfected bottom. So I think from our perspective at Bitmine we think Ethereum is really close to the bottom. And I think it’s just like the fall of 2018, fall of 2022, or April 2025. You don’t really have to worry about the bottom. If you’ve already seen a decline, you should be thinking about opportunities here instead of selling.

And Ethereum has a lot of future drivers. Wall Street is going to be rebuilding its financial system on the blockchain. We’ve talked a lot about that with stablecoins. There’s a whole use case built around AI and agentic AI. And of course, there’s a creator economy taking place where creators are going to be using blockchain to really make sure creators get paid. We’ve been spending a lot of time with Wall Street. I’ll tell you one thing that’s clear to us: there’s still a divide between evangelists at a company versus the C-level people. But Wall Street wants to use public chains. It’s obvious to me, and they want to really dive in and be supported by a broad community, which is why I think you’re going to see especially some critical announcements in the next few months around major financial institutions using Ethereum, and that’s already been the case. And we know AI is gaining a lot of visibility. I like this tweet yesterday from Vitalik. Again, I don’t have enough time to cover it here, but I agree that enabling trustless and private AI interaction and Ethereum as an economic layer for AI makes a lot of sense.

And that gets me to the third part because this is, of course, the meat of the presentation. I think that you’re seeing the rise of dominant DATs, and these DATs are arguably better than having exposure to the layer 1 itself. The two dominant DATs so far are MicroStrategy and Bitmine. You can see by far we’re the two largest holders of cryptocurrencies. Bitmine around 4.4 million ETH. These two DATs are now 90% of the trading volume of all crypto DATs. So again, dominant. And you can see here Bitmine is five times larger than the next largest DAT for Ethereum, and it trades 14 times more trading volume. And trading volume is really the lifeblood of a DAT because that’s how we access the capital markets. And if you’re skeptical if you can make more money owning a DAT than the underlying layer 1, look at the performance. Bitmine was essentially created on June 30th. The stock was $4.50. From June 30th to December 31, Ethereum was up 22%. But look at Bitmine, it rose 500%, meaning it outperformed Ethereum by 48,000 basis points. And look at 2026. Ethereum, of course, really took a punch in the gut this year; it’s down 32%, but Bitmine is down 21%. So it’s outperforming by 1,100 basis points. So the reality is that a properly structured DAT is going to provide you outperformance versus the layer 1.

And I’ll explain why. There are four pillars of growth for Bitmine. And again, once you hear this, you’ll realize the best days for Bitmine are ahead. The four pillars are: we’re going to maximize yield on the treasury, we’re going to invest in moonshots, we’re productizing Bitmine, and we’re playing a role in bridging trad-fi and de-fi. And all of these are important roles for us as a DAT. So how do we optimize staking? We’re going to optimize our staking yield. We have alpha strategies because we have Tom DeMark and Mosaics as our advisers. We’re optimizing our yield on the cash, and we’re doing accretive capital market transactions, which of course in the future could include M&A. By the way, we also have no leverage. Bitmine is debt-free. We have a positive cash balance of around 600 million. So we earn money every day. In fact, we provide weekly staking updates. We’ve staked roughly two thirds of our ETH, and that’s generating 200 million a year in rewards. When we’re fully staked, it’s around $300 million a year. That’s about a million dollars a day. And if Ethereum gets to 12,000, which I think is reasonable in the next 12 months, then our staking rewards would jump to $2.4 billion. And as you can see, we’re adding Ethereum per share. Our Ethereum held per share is 10 times higher than it was on June 30th. That’s the reason why the stock is outperforming because we’re growing your share holdings of Ethereum.

We also invest in moonshots. The two moonshots are Beast Industries and Orbs. I just want to spend a minute on Beast. If you’re over age 30, you may not understand who Mr. Beast is. But they did just announce they’re buying a bank, a neo-bank called STEP. We were aware of this when we made our investment into Beast late last year. Of course, we can’t talk about what Beast is going to do, but here’s the thing. Beast has a chance to be the financial institution of their generation. So if you go back to the baby boomers in the 1980s, Charles Schwab was created for baby boomers. For Gen X, if you’re Gen X, then BlackRock and Blackstone were your financial institutions created in your lifetime. And if you’re a millennial, you’ve had institutions like Robinhood, Chime, and SoFi. Well, here’s the thing: Mr. Beast is the leading creator for Gen Z and Gen Alpha. That’s 120 million people. It’s bigger than millennials. And he is the guy. So he is basically the next Robinhood, SoFi, Chime combined. And of course these people aren’t necessarily wealthy today, but remember Robinhood’s customers 15 years ago weren’t really wealthy either. But there’s a huge amount of wealth transfer that’s going to take place. So Beast’s customers, as they go through their journey in the next 10–15 years, are going to not only be a huge cohort, but they’re going to be the largest and wealthiest generation ever. And he’s, by the way, got a billion followers. So this is why it’s important for Bitmine because now we know what’s native to Gen Z, Gen Alpha. It’s really having a digital asset life, owning cryptocurrencies. We’re going to be able to be very synergistic with everything Beast is doing.

And finally, we have, of course, our Maven staking operation, which is going to generate quite a lot of staking yield for us, and we’re going to be staking for other folks as well. And our staking operation is going to stake for other clients’ tokens like Solana and Canton. So in the final minute, let me just talk to you about the future price of Ethereum. So I think the best way to look at this is still to think about Ethereum’s price ratio to Bitcoin. And the eight-year average is 0.0479. So if Bitcoin gets to 250,000, which I don’t think is a stretch, that would value Ethereum at $12,000. But I think that that’s too low. I think Ethereum is really the story for the next 15 years around crypto because that’s where Wall Street’s going to build and that’s where AI is going to take place and also where creators like Mr. Beast are going to be building products. So it may recover to its eight-year high, 2021 high, of 0.0873. That’s $22,000 Ethereum. And of course it can go higher if ETH becomes payment rails like Joe Lubin talks about.

So Ethereum and Bitmine’s price are highly correlated. And so, if we look at future ETH prices, at $22,000 ETH, Bitmine stock is 500. And at $62,000 ETH, Bitmine’s $1,500. So again, the stock, which I’m sure you’re frustrated with, but it has no debt and of course is tied to Ethereum, which has a bright future. So the best days are ahead. And I’m sorry I’m out of time, so I don’t have time for questions, but thank you very much.